Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Global Incentive Option Scheme of Can-Fite BioPharma Ltd. of our report dated March 30, 2023, with respect to the consolidated financial statements of Can-Fite BioPharma Ltd. and its subsidiary included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 21, 2023	A Member of Ernst & Young Global